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                                                                    EXHIBIT 21.1

                     SUBSIDIARIES OF INLAND RESOURCES INC.

                                                                STATE OF
                                          PERCENTAGE         INCORPORATION
                     NAME                  OWNERSHIP        OR ORGANIZATION
Inland Production Company                   100.00%              Texas

Inland Working Capital Company              100.00%               Utah

West Monument Butte Pipeline Company        83.86%                Utah